Execution Version

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of September 11, 2026 (this “Amendment”), is among FOUR CORNERS OPERATING PARTNERSHIP, LP,

a Delaware limited partnership, as borrower (the “Borrower”), the guarantors party hereto (the “Guarantors”), the lenders party hereto (each, a “Lender” and collectively, the “Lenders”), and THE HUNTINGTON NATIONAL BANK, as Administrative Agent (the “Administrative Agent”). Reference is made to the Term Loan Agreement, dated as of April 6, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, Four Corners Property Trust, Inc., a Maryland corporation, the Lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested certain amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO LOAN AGREEMENT. Effective as of the date hereof, the Loan Agreement is hereby amended as follows:

(i)
Each of the following definitions in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Eligible Unencumbered Real Property Asset” means, at any time of determination, a Real Property Asset that complies with the following criteria:

a.
Such Real Property Asset shall be wholly-owned in fee simple interest or leased pursuant to a Qualifying Ground Lease by an Eligible Unencumbered Property Owner Subsidiary, and, in the case of Real Property Assets acquired after the Effective Date, the title of such Eligible Unencumbered Property Owner Subsidiary in and to such Real Property Asset shall be insured pursuant to a title insurance policy with financially sound and reputable title insurance companies in such amounts and containing such coverages as would be customarily maintained by Persons engaged in similar businesses as such Eligible Unencumbered Property Owner Subsidiary;

property;

b.
Such Real Property Asset shall be improved with an income producing

c.
Such Real Property Asset shall be in good condition and repair, except for ordinary wear and tear and casualty events where the tenant remains obligated to pay rent and restore the property under the applicable lease between such tenant and the applicable landlord so long as such tenant is paying rent and restoring the property in accordance with the terms of such lease, without waste, and free from all mortgages, pledges, mechanics’ liens or other Liens or claims for Lien, and from any agreement or arrangement that prohibits or restricts the creation or assumption of any Lien on such Real Property Asset or on the direct or indirect Equity Interests in the Borrower or its Subsidiary that owns or leases such Real Property Asset (or, if owned by Kerrow or its Subsidiaries, the direct or indirect Equity Interests in Kerrow or its Subsidiary that owns or leases such Real Property Asset), in each case, other than (i) Permitted Encumbrances and

(ii)
any Negative Pledge permitted pursuant to Section 6.08;
(d)
Such Real Property Asset shall be in compliance with applicable laws, regulations and orders of any Governmental Authority in all material respects, including all municipal ordinances or restrictions of record with respect to such property and the operation or use thereof;
(e)
Such Real Property Asset shall not be subject to any past-due taxes, special taxes, special assessments, water charges, sewer service charges or other charges that have and continue to result or could reasonably be expected to result in a Lien imposed against such property or any portion thereof, unless the validity or amount of such Lien is being contested in compliance with Section 5.04 hereof;
(f)
Such Real Property Asset and the applicable Eligible Unencumbered Property Owner Subsidiary which is the owner thereof shall be in compliance with the provisions of Section 3.17 hereof;
(g)
Such Real Property Asset shall be leased;
(h)
The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than 5.0% of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Special Real Property Assets;
(i)
Such Real Property Asset shall be free of any material structural issues, shall be in compliance with the representations concerning environmental matters set forth in Section 3.06, and shall have adequate access to public utilities;
(j)
If such Real Property Asset is leased to a Darden Tenant (a “Darden Lease”), Darden shall be bound by a guaranty of such tenant’s obligations under such leases; provided that leases of Real Property Assets constituting up to 20% of the aggregate rent payable under all Darden Leases at any time of determination shall not be required to be backed by such Darden guaranty;
(k)
Such Real Property Asset shall not be subject to any lease under which any portion of the rent due thereunder has been prepaid more than thirty (30) days in advance;
(l)
The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Real Property Assets that are ground leased by an Eligible Unencumbered Property Owner Subsidiary; and
(m)
The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than 7.5% of the aggregate Property Capitalization

Values of the Eligible Unencumbered Real Property Assets being attributable to Equity Forward Contracts.

For clarity, for purposes of the limitations set forth in each of clauses (h), (l) and (m) above, the Property Capitalization Value attributable to an Eligible Unencumbered Real Property Asset or to Equity Forward Contracts that is indicated to be excluded shall nevertheless be included in the calculation of Property Capitalization Value of the aggregate Eligible Unencumbered Real Property Assets, but only to the extent that such inclusion does not result in a violation of the applicable limitation set forth in such clauses.

“Property Capitalization Value” means, with respect to any Eligible Unencumbered Real Property Asset (or, if applicable, any Real Property Asset), the Adjusted Annualized Net Operating Income of such Eligible Unencumbered Real Property Asset (or Real Property Asset) capitalized at the applicable Capitalization Rate and the Equity Forward Contract Value associated with such Eligible Unencumbered Real Property Asset; provided that the value of any Eligible Unencumbered Real Property Asset (or Real Property Asset) that has been generating operating income for a period of less than four (4) full fiscal quarters after the date such property was acquired shall be valued at the actual cost (purchase price) of such property if greater than the Adjusted Annualized Net Operating Income of such Eligible Unencumbered Real Property Asset (or Real Property Asset) capitalized at the applicable Capitalization Rate. Notwithstanding the foregoing, the Property Capitalization Value of any Special Real Property Asset shall be fifty percent (50%) of the otherwise applicable Property Capitalization Value and the Property Capitalization Value of any Special Real Property Asset shall be zero, six (6) months after the date on which the applicable Real Property Asset first became a Special Real Property Asset, in each case, so long as such property continues to be a Special Real Property Asset. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(ii) Each of the following definitions is hereby added to Section 1.01 of the Loan Agreement in appropriate alphabetical order:

“Equity Forward Contract” means a forward equity contract entered into by any Person with a counterparty that is not a Subsidiary of such Person with respect to common Equity Interests of such Person.

“Equity Forward Contract Value” means the aggregate positive amount of net cash proceeds that would be due to a Person from all Equity Forward Contracts that have not yet settled as of a given date, calculated as if such Equity Forward Contracts were settled by such Person’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; providedthat such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (a) such Person or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its material obligations thereunder prior to the Maturity Date hereunder or (b) such Person no longer intends to issue shares sufficient to realize such proceeds.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the

Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

(i)
the execution and delivery of this Amendment is within the Borrower’s partnership powers and has been duly authorized by all necessary partnership or other organizational action on the part of the Borrower;
(ii)
the execution and delivery of this Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter or any order, judgment or decree of any Governmental Authority, by-laws or other organizational documents of the Borrower or any of its Subsidiaries,

(c) will not violate or result in a default under any indenture, loan agreement, credit agreement, promissory note, letter of credit or other agreement binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, in each case to the extent such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Liens created under the Loan Documents);

(iii)
this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iv)
the representations and warranties made or deemed made by the Loan Parties in the Loan Documents are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and
(v)
no Default or Event of Default has occurred and is continuing.

SECTION 3. ACKNOWLEDGEMENT, AGREEMENT AND CONSENT AND REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

(i)
Each of the Guarantors has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor, as applicable, under the Guaranty and each of the other Loan Documents to which such Guarantor is a party shall not be impaired, and the Guaranty and the other Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

(ii) Each of the Guarantors and the Borrower hereby acknowledges and agrees that the Obligations guaranteed under the Guaranty will include all Obligations under, and as defined in, the Loan Agreement as amended by this Amendment.

(iii) Each of the Guarantors acknowledges and agrees that (a) such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the amendments to the Loan Agreement effected pursuant to this Amendment and (b) nothing in the Loan Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Loan Agreement.

SECTION 4. MISCELLANEOUS.

(i)
Reference to and Effect on the Loan Documents.
a.
On and after the date hereof, each reference in any Loan Document to any Loan Document amended hereby shall mean and be a reference to such Loan Document as amended by this Amendment.
b.
Except as specifically amended or waived by this Amendment, each of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
c.
The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Loan Agreement or any of the other Loan Documents.
d.
This Amendment shall constitute a Loan Document.
(ii)
Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
(iii)
Applicable Law, Etc. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE

OF NEW YORK. Sections 9.10(b), 9.10(c) and 9.11 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

(iv)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of likeimport in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

(v)
Effectiveness. This Amendment shall become effective on the date first written above upon (a) the Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Borrower, the Guarantors and the Lenders and (b) the Borrower’s reimbursement of the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (to the extent invoiced at least two (2) Business Days prior to the date hereof) as required under Section 9.03 of the Loan Agreement in connection with the preparation, negotiation, execution and delivery of this Amendment.

[Signature Pages Follow]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, As a Lender and Joint Lead Arranger: By: Name: Title:

[Signature Page to Amendment No. I to Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Lender By: Name: Title:

[Signature Page to Amendment No. I to Term Loan Agreement]

Raymond James Bank, as a Lender By: Name: Title:

[Signature Page to Amendment No. I to Term Loan Agreement]

Each of the undersigned Guarantors hereby acknowledges, agrees and consents to the foregoing Amendment.

FOUR CORNERS PROPERTY TRUST, INC.,

a Maryland corporation

By:

Name:

Title:

FOUR CORNERS GP, LLC,

a Delaware limited liability company

By:

Name:

Title:

[Signature Page to Amendment No. I to Term Loan Agreement]